Exhibit 99.1

JUNIPER NETWORKS ANNOUNCES CASH TENDER OFFER FOR

3.300% SENIOR NOTES DUE 2020 AND 4.600% SENIOR NOTES DUE 2021

SUNNYVALE, Calif. — August 19, 2019 —Juniper Networks, Inc. (NYSE: JNPR)(“Juniper”), a leader in secure, AI-driven networks, today announced the commencement of a cash tender offer (the “Tender Offer”) for any and all of its outstanding 3.300% Senior Notes due 2020 (CUSIP/ISIN No. 48203R AH7/ US48203RAH75, the “2020 Notes”) and any and all of its outstanding 4.600% Senior Notes due 2021 (CUSIP/ISIN No. 48203R AF1/US48203RAF10, the “2021 Notes” and together with the 2020 Notes, the “Notes”). The Tender Offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase dated August 19, 2019 (the “Offer to Purchase”) and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery” and together with the Offer to Purchase, the “Tender Offer Documents”). As of August 19, 2019, there were $300,000,000 aggregate principal amount of the 2020 Notes outstanding and $300,000,000 aggregate principal amount of the 2021 Notes outstanding.

Certain information regarding the Notes and the pricing for the Tender Offer is set forth in the table below.

Title of Security	CUSIP/ISIN Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
3.300% Senior Notes due 2020	48203R AH7/ US48203RAH75	$300,000,000	1.500% U.S. Treasury due June 15, 2020	FIT3	30 bps

4.600% Senior Notes due 2021	48203R AF1/ US48203RAF10	$300,000,000	2.375% U.S. Treasury due March 15, 2021	FIT4	20 bps

The Tender Offer will expire at 5:00 p.m., New York City time, on August 23, 2019 (such time and date, as it may be extended, the “Expiration Time”), unless extended or earlier terminated by Juniper. The Notes tendered may be withdrawn at any time at or before the Expiration Time by following the procedures described in the Offer to Purchase. Holders of Notes must either validly tender (and not validly withdraw) their Notes or follow the Notice of Guaranteed Delivery procedures in the Offer to Purchase, in each case, at or before the Expiration Time to be eligible to receive the applicable Tender Offer Consideration (as defined below).

In addition, holders whose Notes are purchased in the Tender Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date (as defined in the Offer to Purchase) for the applicable Notes. Juniper expects the Settlement Date to occur on August 26, 2019. Notes tendered by Notice of Guaranteed Delivery and accepted for purchase will be purchased on the third business day after the Expiration Date, but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

Juniper’s obligation to accept for purchase and to pay for the Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver, in Juniper’s discretion, of certain conditions, which are more fully described in the Offer to Purchase, including, among others, Juniper’s receipt of aggregate proceeds (before underwriter’s discounts and commissions and other offering expenses) from an offering of new senior unsecured notes (the “New Notes”) of an amount sufficient to fund, together with cash on hand, the purchase of the Notes, on terms satisfactory to Juniper. The complete terms and conditions of the Tender Offer are set forth in the Tender Offer Documents. Juniper expressly reserves the right, in its sole discretion, subject to applicable law, to (i) extend or terminate the Tender Offer at any time prior to the Expiration Time, (ii) waive any and all conditions to the Tender Offer, or (iii) otherwise amend the Tender Offer in any respect. Holders of the Notes are urged to read the Tender Offer Documents carefully.

For each series of Notes, the applicable “Tender Offer Consideration” for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Tender Offer Documents by reference to the applicable fixed spread specified for such Notes specified in the table above, plus the yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 2:00 p.m., New York City time, on August 23, 2019, unless the Tender Offer is extended or earlier terminated.

Juniper has retained D.F. King & Co., Inc. as the tender agent and information agent for the Tender Offer. Juniper has retained Barclays, BofA Merrill Lynch and Citigroup as the dealer managers for the Tender Offer.

Holders of Notes who would like additional copies of the Tender Offer Documents may call or email the information agent, D.F. King & Co., Inc. at (800) 967-7510 (toll-free) or juniper@dfking.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following website: www.dfking.com/juniper.

Questions regarding the terms of the Tender Offer should be directed to Barclays at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect), or Citigroup at (800) 558-3745 (toll-free) or (212) 723-6106 (collect).

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Tender Offer is being made solely pursuant to the Tender Offer Documents. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Juniper by Barclays, BofA Merrill Lynch or Citigroup or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

None of Juniper, its subsidiaries or its affiliates, its or their respective boards of directors, officers or employees, the dealer managers, tender agent and information agent or the trustee for the Notes makes any recommendation that holders of Notes tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by Juniper or any of them to make such a recommendation. Holders of Notes must make their own decision as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.

Safe Harbor Statement

This news release contains forward-looking statements, including statements regarding the Tender Offer. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “intend,” “will,” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those suggested by the forward-looking statements including general economic and political conditions globally or regionally; risks related to the offering of the New Notes and the Tender Offer, including the risk that the New Notes offering and the Tender Offer are not consummated on the anticipated terms, if at all; and those additional risks and factors discussed in reports filed with the SEC by us from time to time, including those discussed under the heading “Risk Factors” in our most recently filed reports on Forms 10-K and 10-Q.

About Juniper Networks

Juniper Networks challenges the inherent complexity that comes with networking in the multicloud era. We do this with products, solutions and services that transform the way people connect, work and live. We simplify the process of transitioning to a secure and automated multicloud environment to enable secure, AI-driven networks that connect the world.

Juniper Networks, the Juniper Networks logo and Junos are registered trademarks of Juniper Networks, Inc. and/or its affiliates in the United States and other countries. Other names may be trademarks of their respective owners.

Investor Relations:

Jess Lubert

Juniper Networks

(408) 936-3734

jlubert@juniper.net

Media Relations:

Leslie Moore

Juniper Networks

(408) 936-5767

llmoore@juniper.net